EXHIBIT 10.3
ARQ, INC.
2026 OMNIBUS INCENTIVE PLAN
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Arq, Inc. (the “Company”), hereby grants to Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Arq, Inc. 2026 Omnibus Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) upon the terms and subject to the conditions set forth in this Grant Notice and the Standard Terms and Conditions (the “Standard Terms and Conditions”) attached hereto as Exhibit A. This Award is granted pursuant to the plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	Robert E. Rasmus
Grant Date:	July 23, 2026
Number of RSUs:	600,000
Expiration Date:	Third anniversary of the Grant Date

Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, so long as Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through such vesting date: (i) 200,000 RSUs shall vest when the volume-weighted average price (“VWAP”) per share of the Common Stock over any 30-day period equal $3.00 per share (“Tranche 1 RSUs”), (ii) 200,000 RSUs shall vest when the VWAP per share of the Common Stock over any 30-day period equals $6.00 per share (“Tranche 2 RSUs”), and (iii) 200,000 RSUs shall vest when the VWAP per share of the Common Stock over any 30-day period equals $9.00 per share (“Tranche 3 RSUs”); provided, however, that to the extent the applicable 30-day VWAP threshold is achieved prior to the first anniversary of the Grant Date, the RSUs that have become earned upon achievement of such threshold shall not vest until the first anniversary of the Grant Date, subject to Participant’s continuous employment by the Company or its Subsidiaries through such date; provided, further, however, that:
(a)    in the event of a Change in Control on or prior to the Expiration Date, subject to Participant’s continuous by the Company or its Subsidiaries from the Grant Date through such Change in Control, any then unvested RSUs shall fully vest; and
(b)    if the Participant’s employment with the Company is terminated by the Company without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability (each capitalized term as defined in that certain Employment Agreement between the Company and Participant dated July 17, 2023, as amended on July 23, 2026 (the “Employment Agreement”), in each case, on or prior to the Expiration Date, any then unvested RSUs shall fully vest as of the date of such termination of employment.
Notwithstanding the foregoing, any RSUs that have not vested on or prior to the Expiration Date shall be automatically forfeited immediately following the Expiration Date.

Stock Price Target Adjustment:
If between the Grant Date and the third anniversary of the Grant Date (the “Target Period”), the Company issues Common Stock representing on a cumulative basis more than 5% of the Fully-Diluted Common Stock (as defined below) that is outstanding as of the Grant Date, excluding (i) issuances pursuant to equity-based compensation arrangements, (ii) issuances of warrants in connection with a debt refinancing transaction, and (iii) issuances to executive officers and directors of the Company, then each stock price target set forth under “Vesting Schedule” above shall be reduced by the same cumulative percentage of the Fully-Diluted Common Stock that is issued during the Target Period. For example, if during the Target Period, the Company has three issuances of Common Stock (none of which are in the excluded categories) representing 10%, 4%, and 16% of the Fully-Diluted Common Stock outstanding as of the Grant Date, respectively, then each stock price target shall be reduced by a total of 30%.
As used herein, “Fully-Diluted Common Stock” means (a) the shares of Common Stock outstanding, (b) the shares of Common Stock underlying the shares of preferred stock, par value $0.001 per share, of the Company, and (c) the shares of Common Stock underlying all outstanding stock options, restricted stock units, performance share units and other convertible equity or equity-based securities (on an as converted basis).

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

ARQ, INC.

By:	/s/ Richard Campbell-Breeden
Name:	Richard Campbell-Breeden
Title:	Chairman

PARTICIPANT

/s/ Robert E. Rasmus
Robert E. Rasmus

SIGNATURE PAGE TO
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD

EXHIBIT A
ARQ, INC. 2026 OMNIBUS INCENTIVE PLAN
STANDARD TERMS AND CONDITIONS FOR RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Arq, Inc. 2026 Omnibus Incentive Plan (the “Plan”), which are evidenced by the Grant Notice to which these Standard Terms and Conditions are attached (the “Grant Notice”). The Award shall be subject to the terms of the Plan as if granted thereunder, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or the Grant Notice, as applicable.
1.TERMS OF RESTRICTED STOCK UNITS
The Company has granted to the Participant the RSUs specified in the Grant Notice, with each RSU representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”
(b)As soon as administratively practicable following the vesting of the RSUs pursuant to the Grant Notice, but in no event later than 30 days after each vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of RSUs that vested on such date.
(c)Upon Participant’s termination of employment for any reason not set forth in the Grant Notice, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such termination of employment.
3.RIGHTS AS STOCKHOLDER
Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall
EXHIBIT A
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
4.RESTRICTIONS ON SHARE TRANSFERABILITY
The Committee may impose such restrictions on any shares of Common Stock acquired on settlement of Vested RSUs as may be required under Applicable Laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed and/or traded, under any Company policy applicable to Company executives and directors, and under any blue sky or state securities laws applicable to the shares of Common Stock.
5.INCOME TAXES
The Company shall satisfy the Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the vesting and/or settlement of the RSUs by withholding shares of Common Stock that would otherwise be available for delivery. Alternatively, the Company, in its discretion, may allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, postal or express money order, or by withholding amounts due from other wages. The Committee, in consideration of applicable accounting standards, may allow the Participant to elect, or otherwise direct as a general rule, to have the Company withhold Common Stock for taxes at an amount greater than the applicable minimum statutory amount.
6.NONTRANSFERABILITY OF AWARD
Except as permitted by the Committee or as permitted under Section 14 of the Plan, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Award, other than by will or the laws of descent and distribution. The Company may cancel the RSUs if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 6.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.
8.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Grant Notice or these Standard Terms and Conditions shall confer upon the Participant any right to continue in
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the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
9.GENERAL
(a)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)To the extent not preempted by federal law, these Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of these Standard Terms and Conditions to the substantive law of another jurisdiction. Notwithstanding anything in the Plan or herein, the Award, the Grant Notice and these Standard Terms and Conditions shall be subject to the arbitration provisions set forth in the Employment Agreement.
(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
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(g)Notwithstanding Section 24 of the Plan, the Award shall be subject to the clawback provisions set forth in the Employment Agreement.
10.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the RSUs and the Common Stock via Company web site or other electronic delivery.
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